Exhibit 99.2

Notification of Transactions by Persons Discharging Managerial

Responsibilities and Persons Closely Associated with them

[This form is required for disclosure of transactions under Article 19 of Regulation (EU) No 596/2014 of the

European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation)]

1	Details of the person discharging managerial responsibilities/person closely associated

a)	Name	Albert Manifold

2	Reason for the notification

a)	Position/status	Chief Executive, CRH plc

b)	Initial Notification Amendment	Initial notification

3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor

a)	Name	CRH plc

b)	LEI	549300MIDJNNTH068E74

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of €0.32 each [ISIN: IE0001827041]
b)	Nature of the transaction	1.	Releaseof Deferred Share Award
		2.	Vesting of Performance Share Plan Award
		3.	Sale of Shares
		4.	Sale of Shares
		5.	2024 Deferred Share Award
		6.	Acquired under an employee share participation scheme

c)	Price(s) and volume(s)		Price(s)	Volume(s)
		1.	n/a	33,650
		2.	n/a	215,576
		3.	$82.11624	129,598
		4.	$82.4956	119,628
		5.	n/a	20,557
		6.	$82.421374	165

d)	Aggregated information — Aggregated volume — Price	n/a

e)	Date of the transaction	5th March 2024

f)	Place of the transaction	New York

g)	Additional Information	n/a

Notification of Transactions by Persons Discharging Managerial

Responsibilities and Persons Closely Associated with them

[This form is required for disclosure of transactions under Article 19 of Regulation (EU) No 596/2014 of the

European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation)]

1	Details of the person discharging managerial responsibilities/person closely associated

a)	Name	Jim Mintern

2	Reason for the notification

a)	Position/status	Chief Financial Officer, CRH plc

b)	Initial Notification Amendment	Initial notification

3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor

a)	Name	CRH plc

b)	LEI	549300MIDJNNTH068E74

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of €0.32 each [ISIN: IE0001827041]

b)	Nature of the	1.	Release of Deferred Share Award
	transaction	2.	Sale of Shares
		3.	2024 Deferred Share Award
		4.	Acquired under an employee share participation scheme
		5.	Vesting of Performance Share Plan Award
		6.	Sale of Shares

c)	Price(s) and		Price(s)	Volume(s)
	volume(s)	1.	n/a	4,836
		2.	$82.57094	4,836
		3.	n/a	9,527
		4.	$82.421374	165
		5.	n/a	33,332
		6.	$82.202976	33,332

d)	Aggregated	n/a
information
— Aggregated
volume
— Price

e)	Date of the	1, 2, 3 & 4 5th March 2024
	transaction	5 & 6 6th March 2024

f)	Place of the	New York
transaction

g)	Additional	n/a
Information

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